Exhibit 23.1

             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in:

     (i)Registration Statement No. 333-41074 on Form S-8 pertaining to the Plastics Mfg. Company Employee Stock Purchase Plan; and

    (ii)Registration Statement No. 333-45830 on Form S-8 pertaining to the Plastics Mfg. Company Restricted Stock Plan

 of our report, dated November 7, 2001, on our audits of the consolidated financial statements of Plastics Mfg. Company as of September 30, 2001 and 2000, and for each of the years in the two-year period ended September 30, 2001, which is included in this Annual Report on Form 10-K.


 Milwaukee, Wisconsin              WIPFLI ULLRICH BERTELSON LLP
 December 27, 2001                 WIPFLI ULLRICH BERTELSON LLP